Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

(Unaudited)	Three Months Ended December 31, 2009			Three Months Ended December 31, 2008
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 487	$ 1,337	$ 1,824	$ 1,748	$ 4,208	$ 5,956
Less: Unvested Participating Dividends	(4)	-0-	(4)	(29)	-0-	(29)
Dividends to Common Share Owners	483	1,337	1,820	1,719	4,208	5,927
Undistributed Earnings			82			2,226
Less: Earnings Allocated to Participating Securities			-0-			(11)
Undistributed Earnings allocated to Common Share Owners	23	59	82	650	1,565	2,215
Net Income Available to Common Share Owners	$ 506	$ 1,396	$ 1,902	$ 2,369	$ 5,773	$ 8,142
Average Basic Common Shares Outstanding	10,631	26,708	37,339	10,883	26,176	37,059
Basic Earnings Per Share	$ 0.05	$ 0.05		$ 0.22	$ 0.22
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 489	$ 1,337	$ 1,826	$ 1,748	$ 4,208	$ 5,956
Less: Unvested Participating Dividends	(4)	-0-	(4)	(29)	-0-	(29)
Dividends and Assumed Dividends to Common Share Owners	485	1,337	1,822	1,719	4,208	5,927
Undistributed Earnings			80			2,226
Less: Earnings Allocated to Participating Securities			-0-			(11)
Undistributed Earnings allocated to Common Share Owners	23	57	80	656	1,559	2,215
Net Income Available to Common Share Owners	$ 508	$ 1,394	$ 1,902	$ 2,375	$ 5,767	$ 8,142
Average Diluted Common Shares Outstanding	10,770	26,744	37,514	11,062	26,287	37,349
Diluted Earnings Per Share	$ 0.05	$ 0.05		$ 0.21	$ 0.22
Reconciliation of Basic and Diluted EPS Calculations:
Net Income Used for Basic EPS Calculation	$ 506	$ 1,396	$ 1,902	$ 2,369	$ 5,773	$ 8,142
Assumed Dividends Payable on Dilutive Shares:
Performance shares	2	-0-	2	-0-	-0-	-0-
Increase (Reduction) of Undistributed Earnings - allocated based
on Class A and Class B shares	-0-	(2)	(2)	6	(6)	-0-
Net Income Used for Diluted EPS Calculation	$ 508	$ 1,394	$ 1,902	$ 2,375	$ 5,767	$ 8,142
Average Shares Outstanding for Basic EPS Calculation	10,631	26,708	37,339	10,883	26,176	37,059
Dilutive Effect of Average Outstanding:
Performance shares	46	3	49	-0-	-0-	-0-
Restricted share units	93	33	126	179	111	290
Average Shares Outstanding for Diluted EPS Calculation	10,770	26,744	37,514	11,062	26,287	37,349
Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period. Restricted share units held by retirement-age participants have a nonforfeitable right to dividends and are deducted from the above dividends and undistributed earnings figures allocable to common Share Owners. Previously reported earnings per share calculations for the three months ended December 31, 2008 have been recast as a result of FASB guidance on determining whether instruments granted in share-based payment transactions are participating securities. See Note 1 - Summary of Significant Accounting Policies of Notes to Condensed Consolidated Financial Statements for further discussion.
All of the 708,000 and 749,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the quarters ended December 31, 2009 and 2008, respectively. In addition, 127,000 performance shares were antidilutive and were excluded from the dilutive calculation for the quarter ended December 31, 2008.

(Unaudited)	Six Months Ended December 31, 2009			Six Months Ended December 31, 2008
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 979	$ 2,664	$ 3,643	$ 3,627	$ 8,280	$ 11,907
Less: Unvested Participating Dividends	(9)	-0-	(9)	(59)	-0-	(59)
Dividends to Common Share Owners	970	2,664	3,634	3,568	8,280	11,848
Undistributed Earnings (Loss)			37			(1,541)
Less: Earnings (Loss) Allocated to Participating Securities			-0-			8
Undistributed Earnings (Loss) allocated to Common
Share Owners	11	26	37	(468)	(1,065)	(1,533)
Net Income Available to Common Share Owners	$ 981	$ 2,690	$ 3,671	$ 3,100	$ 7,215	$ 10,315
Average Basic Common Shares Outstanding	10,681	26,645	37,326	11,298	25,738	37,036
Basic Earnings Per Share	$ 0.09	$ 0.10		$ 0.27	$ 0.28
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 986	$ 2,664	$ 3,650	$ 3,647	$ 8,281	$ 11,928
Less: Unvested Participating Dividends	(9)	-0-	(9)	(59)	-0-	(59)
Dividends and Assumed Dividends to Common Share Owners	977	2,664	3,641	3,588	8,281	11,869
Undistributed Earnings (Loss)			30			(1,562)
Less: Earnings (Loss) Allocated to Participating Securities			-0-			8
Undistributed Earnings (Loss) allocated to Common
Share Owners	9	21	30	(479)	(1,075)	(1,554)
Net Income Available to Common Share Owners	$ 986	$ 2,685	$ 3,671	$ 3,109	$ 7,206	$ 10,315
Average Diluted Common Shares Outstanding	10,847	26,680	37,527	11,516	25,846	37,362
Diluted Earnings Per Share	$ 0.09	$ 0.10		$ 0.27	$ 0.28
Reconciliation of Basic and Diluted EPS Calculations:
Net Income Used for Basic EPS Calculation	$ 981	$ 2,690	$ 3,671	$ 3,100	$ 7,215	$ 10,315
Assumed Dividends Payable on Dilutive Shares:
Performance shares	7	-0-	7	20	1	21
Increase (Reduction) of Undistributed Earnings (Loss) -
allocated based on Class A and Class B shares	(2)	(5)	(7)	(11)	(10)	(21)
Net Income Used for Diluted EPS Calculation	$ 986	$ 2,685	$ 3,671	$ 3,109	$ 7,206	$ 10,315
Average Shares Outstanding for Basic EPS Calculation	10,681	26,645	37,326	11,298	25,738	37,036
Dilutive Effect of Average Outstanding:
Performance shares	79	2	81	63	3	66
Restricted share units	87	33	120	155	105	260
Average Shares Outstanding for Diluted EPS Calculation	10,847	26,680	37,527	11,516	25,846	37,362
Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period. Restricted share units held by retirement-age participants have a nonforfeitable right to dividends and are deducted from the above dividends and undistributed earnings (loss) figures allocable to common Share Owners. Previously reported earnings per share calculations for the six months ended December 31, 2008 have been recast as a result of FASB guidance on determining whether instruments granted in share-based payment transactions are participating securities. See Note 1 - Summary of Significant Accounting Policies of Notes to Condensed Consolidated Financial Statements for further discussion.
All of the 721,000 and 759,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the six months ended December 31, 2009 and 2008, respectively.